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                                                                   Exhibit 10.20

                                PRINTRONIX, INC.

                            1994 STOCK INCENTIVE PLAN

                   PERFORMANCE SHARES PLAN PURCHASE AGREEMENT

      This Agreement is made as of April 9, 2004 between Printronix, Inc., a Delaware corporation (hereinafter referred to as the "Company") and Claus Hinge (hereinafter referred to as "Participant").

                                    RECITALS

      A. The Company desires to make an award of stock under the Company's 1994 Stock Incentive Plan to Participant to create an additional incentive for Participant to further the interests of the Company and to reward Participant for achievement of certain performance criteria.

      B. The Company recognizes that the criteria applicable to the vesting of the awards may not be meaningful or reasonable in the event of a business combination with one or more other entities after Participant has provided services in an attempt to achieve the performance criteria.

      C. Accordingly, the Company desires to provide for early vesting in the event of certain changes in control.

                                    AGREEMENT

      NOW, THEREFORE, the parties hereto agree as follows:

1. Purposes. This Agreement is entered into pursuant to and subject to the terms of the Printronix, Inc. 1994 Stock Incentive Plan to provide Participant with an additional incentive to serve the Company. Nothing contained in this Agreement, however, shall be construed as obligating either Participant or the Company to continue Participant's employment or other affiliation with the Company.

2. Future Sale of Shares. Subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to sell to Participant 20,000 shares of Common Stock, $.01 par value, of the Company (hereinafter collectively
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referred to as the "Shares" or singularly as a "Share") at a purchase price of
$.01 per share upon the attainment of certain performance criteria specified herein. The number of Shares shall be adjusted in the event any stock dividends, stock splits, reclassifications, or other changes are declared or made in the capital structure of the Company prior to actual issuance of the Shares.

3. No Rights Incident to Shares Until Issued. Participant shall have no rights in the Shares including, but not limited to, the right to vote the Shares or receive dividends thereon, unless and until the performance criteria have been met and the Shares have actually been issued to Participant.

4. Performance Criteria. Except as provided in Paragraph 5 of this Agreement, upon the concurrence of the following events if, and only if, they occur within six (6) years of the date of this Agreement, Participant may purchase some or all of the Shares as follows:

            (a) If, in any four (4) consecutive fiscal quarters the Company achieves cumulative profit before taxes ("PBT") of 8.0%, participant may purchase one-third of the Shares.

            (b) If, in any four (4) consecutive fiscal quarters the Company achieves cumulative PBT of 10.0%, participant may purchase two-thirds of the Shares.

            (c) If, in any four (4) consecutive fiscal quarters the Company achieves cumulative PBT of 12.5%, Participant may purchase all of the Shares.

5. Fundamental Change in the Company's Business. In the event the Company takes action that will result in it no longer being publicly traded or in the event of a change in control of the Company, then Participant may purchase all of the Shares. "Change in control" as used in this Agreement shall mean the Company enters into an agreement of merger or other acquisition in which the Company is not the surviving entity.

6. Computation of PBT. Calculation of PBT shall be made in a manner consistent with the Company's historical methods of financial reporting. Notwithstanding the foregoing, PBT shall include any profit sharing contributions made to employees of the Company and shall exclude expenses associated with the
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granting of restricted stock to any employees receiving restricted stock.

7. Nontransferability. No interest in or under this Agreement may be assigned or transferred to any person whatsoever except that, after Shares have been issued and to the extent there are no other restrictions thereon, the Shares may be transferred.

8. Applicable Law. This Agreement shall be construed and governed by the laws of the State of California.

9. Paragraph Headings. The paragraph headings are inserted for convenience and ease of reference and are not to be considered in interpreting this Agreement.

    Executed at Irvine, California, as of the date first above written.

PRINTRONIX, INC.                   PARTICIPANT


By:________________________        ________________________


                                CONSENT OF SPOUSE

            The undersigned spouse of Participant hereby consents to the terms of this Agreement.


      ______________________________